UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

December 8, 2004

Date of Report (Date of Earliest Event Reported)

BUSINESS OBJECTS S.A.

(Exact name of Registrant as specified in its charter)

Republic of France	0-24720	98-0355777

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification Number)

157-159 Rue Anatole France, 92300 Levallois-Perret,
France

(Address of principal executive offices)

(408) 953-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     The disclosure set forth in Item 2.03 is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     On December 8, 2004, Business Objects S.A. (the “Company”) entered into an unsecured credit facility (the “Credit Agreement”) by and between the Company and Société Générale (the “Bank”). The Bank grants to the Company credit facilities of up to €100 million, which can be drawn in Euro, U.S. dollars or Canadian dollars. Any drawings under the Credit Agreement shall be paid either on the drawing repayment date or the credit repayment date, which is December 2, 2005, including applicable interest. The Credit Agreement expires on December 2, 2005.

     The Credit Agreement consists of €60 million to satisfy general corporate financing requirements and a €40 million bridge loan for the purpose of acquiring companies and/or for medium- and long-term financings. The Credit Agreement restricts certain of the Company’s activities including the extension of a mortgage, lien, pledge, security interest or other rights related to all or part of its existing or future assets or revenues, as security for any existing or future debt for money borrowed. This Credit Agreement replaces a credit agreement dated November 25, 2003 for €60 million that expired on November 25, 2004, at which time there were no borrowings outstanding. There are no borrowings currently outstanding under the Credit Agreement.

     The Credit Agreement will bear an applicable interest rate dependent on whether the drawdown is done in Euro, U.S. dollars or Canadian dollars. The interest rate applicable to drawings in Euro is the EURIBOR (as defined in the Credit Agreement) as it is published on the Telerate plus a margin of 0.50% per annum. The interest rate applicable to drawings in U.S. or Canadian dollars is the LIBOR (as defined in the Credit Agreement) as it is published on the Telerate plus a margin of 0.50% per annum. All interest rates are set as published the two Banking Days (as defined in the Credit Agreement) before the funds are made available or renewed. The Company must pay the interest on the last Banking Day of the applicable drawdown period. In addition, the Company must pay a commitment fee of 0.15% per annum, calculated every quarter on the available amount of credit less any drawings.

     The Credit Agreement provides for customary events of default. In the event of a default by the Company, the Bank shall be entitled to demand immediate repayment of all amounts due hereunder and/or refuse to make available any further drawings requested by the Company.

     The foregoing description of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.35 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.35	Agreement between Société Générale and Business Objects S.A. effective December 8, 2004.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2004

BUSINESS OBJECTS S.A.
By:	/s/ James R. Tolonen
James R. Tolonen
Chief Financial Officer and Senior Group Vice President

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EXHIBIT INDEX

Exhibit Number	Description

10.35	Agreement between Société Générale and Business Objects S.A. effective December 8, 2004.

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